Media		Investors
Mary Eshet	Julia Tunis Bernard	Bob Strickland	Jim Rowe
704-383-7777	415-222-3858	415-396-0523	415-396-8216
Wednesday, April 21, 2010
WELLS FARGO REPORTS $2.5 BILLION IN NET INCOME
•	Strong, broad-based earnings
—	Net income of $2.5 billion after integration expenses of $247 million after-tax

—	Earnings per common share of $0.45 after integration expenses of $0.05 per common share

—	All business segments contributed to the strong earnings results: Net income from Community Banking of $1.5 billion; Wholesale Banking of $1.2 billion; and Wealth, Brokerage and Retirement of $282 million

—	Pre-tax pre-provision profit[1] (PTPP) of $9.3 billion; fifth consecutive quarter PTPP exceeded $9 billion
•	Revenue of $21.4 billion, up 2 percent from first quarter 2009
—	Fee income up 7 percent year over year, led by 20 percent growth in trust and investment fees, 7 percent growth in insurance revenue and 14 percent growth in processing and other fees
—	Net interest margin of 4.27 percent, up 11 basis points from a year ago, highest among large bank peers

—	Average checking and savings deposits up 14 percent from a year ago

—	Mortgage application pipeline of $59 billion at March 31, 2010, up $2 billion from December 31, 2009
•	Credit believed to have “turned the corner”
—	Provision expense down $583 million from prior quarter and currently expected to continue to decline over the course of 2010; provision for credit losses equaled net charge-offs in first quarter

—	Net charge-offs declined $83 million to $5.3 billion. First quarter charge-offs included $123 million related to newly consolidated loans due to the adoption of FAS 167[2] and $145 million related to newly issued regulatory charge-off guidance applicable to collateral-dependent residential real estate loan modifications. All other charge-offs were $5.1 billion, down from $5.4 billion in fourth quarter. Commercial and commercial real estate charge-offs declined $356 million from fourth quarter 2009

[1]	See footnote 2 on page 18 for information on PTPP.

[2]	FASB guidance effective beginning January 1, 2010, which amended the accounting for the consolidation of variable interest entities (see page 27).

—	Early-stage delinquencies improved across major consumer loan portfolios, including home equity, auto dealer services, credit card and Wells Fargo Financial consumer real estate and auto portfolios

—	New inflows to nonaccruals declined in first quarter, including declines in non-FAS 167 consumer real estate inflows, a decline in total commercial and commercial real estate inflows, with a 27 percent decline in commercial real estate inflows. Growth in nonaccrual balances largely reflected the time required to work with homeowners to modify loans before foreclosing and efforts to work with developers rather than foreclose

—	Allowance for credit losses increased to $25.7 billion, primarily due to $693 million addition to allowance upon adoption of FAS 167; allowance at 3.3 percent of loans and almost 5 times quarterly net charge-offs

—	Remaining purchased credit impaired (PCI) nonaccretable balance was $19.9 billion at March 31, 2010; PCI portfolio in the aggregate continued to perform at or better than original assumptions

—	Provided $402 million to mortgage repurchase reserve (charged to mortgage origination income)
•	Wachovia merger integration on track
—	Converted banking stores in Arizona, Illinois and Nevada in March; credit card business converted April 10-11; California banking store conversions scheduled for April 24-25, 2010

—	Estimated total merger expenses of approximately $5 billion, including approximately $2 billion in 2010

—	Achieved over 70 percent of targeted consolidated run-rate savings
•	Continued to build capital and strengthen the balance sheet
—	Tier 1 capital of $98.3 billion and Tier 1 capital ratio of 10.0 percent, up from 9.3 percent at December 31, 2009

—	Tier 1 leverage ratio of 8.3 percent, up from 7.9 percent at December 31, 2009

—	Tier 1 common equity of $70.1 billion, Tier 1 common equity ratio of 7.1 percent, up from $65.5 billion and 6.5 percent at December 31, 2009 (see page 37 for more information on Tier 1 common equity)

—	Reduced high-risk/non-strategic consumer loans by $4.3 billion in the quarter, $23.2 billion cumulatively since Wachovia acquisition

—	Unrealized gains on securities available for sale portfolio of $7.4 billion
•	Supplied more than $128 billion in credit during the quarter, including mortgage originations and consumer and commercial loans and lines of credit

•	Loan modification efforts continued to help homeowners remain in their homes
—	523,336 active and completed trial modifications between January 2009 and March 31, 2010:
o	144,932 Home Affordability Modification Program (HAMP) active trial and completed modifications, including 30,014 permanent HAMP modifications

o	Nearly 380,000 proprietary trial and completed modifications
—	Since January 2009, added more than 10,000 staff focused on home preservation for total of 17,400 as of March 31, 2010

—	On March 17th, Wells Fargo announced its participation in the government’s Second-Lien Modification Program (2MP) under HAMP to help struggling homeowners with a reduction in their home equity loan payments
Selected Financial Information

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2010	2009	2009
Earnings
Diluted earnings per common share	$0.45	0.08	0.56
Wells Fargo net income (in billions)	2.55	2.82	3.05

Asset Quality
Net charge-offs as % of avg. total loans	2.71%	2.71	1.54
Nonperforming loans as % of total loans	3.49	3.12	1.25
Allowance as a % of total loans	3.28	3.20	2.71

Other
Revenue (in billions)	$21.45	22.70	21.02
Average loans (in billions)	797.4	792.4	855.6
Average core deposits (in billions)	759.2	770.8	753.9
Net interest margin	4.27%	4.31	4.16
SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $0.45 and net income of $2.5 billion for first quarter 2010.
“Once again the resiliency and advantages of Wells Fargo’s diversified business model proved themselves in a difficult business environment, even as we continued to make smooth progress with our industry’s largest merger, our integration with Wachovia,” said Chairman and CEO John Stumpf. “Though the economy continues to present challenges, and we’ve yet to see consumers and businesses resume past levels of spending and borrowing, our teams at Wells Fargo still found opportunities to serve the financial needs of customers, setting the stage for a first quarter performance that featured contributions from each of our core business groups.
“We’re encouraged by signs of improvement in the credit cycle, and by the savings and cross sell opportunities we’re realizing as more Wachovia bank stores convert to Wells Fargo. To capitalize on these emerging opportunities, our focus will be on just that, keeping our focus, so we can continue to deliver the performance investors expect, the services and products customers demand, and the leadership our communities desire. Whether it is helping customers plan for retirement, or households avoid foreclosure, or financing the goals of entrepreneurs, we’re confident Wells Fargo will continue to be uniquely positioned to contribute to America’s economic recovery.”
Financial Performance
“Our company earned $2.5 billion in the quarter, a great example of how Wells Fargo’s business model produces solid results in different stages of the economic cycle,” said Chief Financial Officer Howard Atkins. “While loan demand remained soft in the quarter and net mortgage hedging results declined to levels of a year ago, businesses as diverse as asset-based lending, debit card, insurance, merchant services, student lending and retirement services all showed solid gains. Credit metrics in many portfolios— including loss rates and early indicators — performed better than our previous expectations for first quarter. Based on results for the last few quarters and current loss projections, we believe that credit at Wells Fargo has turned the corner with provision expenses already having peaked in third quarter 2009 and net charge-offs having peaked in fourth quarter 2009. We continued to build capital in the first quarter, with Tier 1 common reaching 7.10 percent, up 64 basis points in the quarter entirely on internal capital generation, Tier 1 leverage reaching 8.3 percent and Tier 1 capital reaching 10.0 percent.”
Revenue
Revenue in the first quarter was $21.4 billion and pre-tax pre-provision profit was $9.3 billion. The Company has earned at least $9.0 billion in pre-tax pre-provision profit each quarter since the Wachovia acquisition. “Despite a $58 billion decline in average total loans, revenue grew 2 percent from the prior year, reflecting the diversity of our revenue sources,” said Atkins. Year-over-year revenue was driven by 20 percent growth in trust and investment fees, 7 percent growth in insurance fees, 14 percent growth in processing and other fees, and an 11 basis point increase in the net interest margin. Mortgage banking revenues were flat from the prior year. On a linked-quarter basis, total revenue declined $1.2 billion, due primarily to the reduction in mortgage hedging results to levels more typical for this point in the cycle.
Net Interest Income
Net interest income of $11.1 billion declined only 2 percent from a year ago despite a 7 percent, or $58 billion, decline in average loans. The net interest margin was 4.27 percent, up 11 basis points from a year ago largely due to substantial growth in core consumer and business checking and savings accounts.
Noninterest Income
Noninterest income was $10.3 billion, up 7 percent from a year ago. On a linked-quarter basis, noninterest income was down $895 million due primarily to lower net mortgage hedge results, seasonality and two fewer days in the quarter. First quarter noninterest income included:
•	Mortgage banking fees of $2.5 billion, down $34 million from a year ago:
—	$1.1 billion in revenue from mortgage loan originations/sales activities on $76 billion of residential mortgage originations and $125 billion of applications. Origination revenue declined year over year on a 25 percent decline in originations, largely due to a decline in refinance activity. Mortgage origination revenue was also reduced by a $402 million addition to the repurchase reserve in first quarter 2010

—	$1.4 billion of servicing income, up $460 million year over year, largely attributable to other changes in fair value due to a decline in pay-offs. Mortgage hedging results were roughly flat from a year ago and declined $893 million linked quarter largely due to a change in the composition of the hedge toward more interest rate swaps and lower coupon mortgage forwards designed to maintain ongoing hedge effectiveness. The ratio of total MSRs as a percent of loans serviced for others declined 2 basis points to 0.89 percent
•	Trust and investment fees of $2.7 billion, up 20 percent year over year, reflecting continued growth in new customers, higher transaction volumes and stronger equity markets

•	Service charges on deposit accounts of $1.3 billion, down 4 percent year over year, as consumers have decreased their spending and increased their savings, which offset the impact on service fees from continued strong account growth

•	Insurance revenue of $621 million, up 7 percent year over year, reflecting customer growth and higher crop insurance revenues

•	Trading revenues of $537 million, representing less than 3 percent of total consolidated revenue
The Company had net unrealized securities gains of $7.4 billion at March 31, 2010, compared with $5.6 billion at December 31, 2009.
Noninterest Expense
Noninterest expense of $12.1 billion, which included $380 million of merger integration costs and $11.7 billion of all other expense, was down from $12.8 billion in fourth quarter 2009. First quarter credit resolution costs, including expenses associated with foreclosed assets, loan modifications and other home preservation activities, were approximately $250 million higher than a year ago. “Of our approximately $5 billion of estimated total integration costs, we expect approximately $2 billion to be expensed in 2010, as we convert banking stores and lines of business, and continue to build infrastructure,” said Atkins. “In addition to merger integration, we continued to invest for long-term growth throughout the Company, adding people in regional banking and commercial banking as we apply Wells Fargo’s model to the eastern markets, and investing in technology to improve service across our franchise.” The efficiency ratio was 56.5 percent in both first quarter 2010 and fourth quarter 2009 and 56.2 percent in first quarter 2009.

Summary of Noninterest Expense

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2010	2009	2009
Merger integration costs:
Wachovia	$380	450	77
All other	—	1	128
All other noninterest expense	11,737	12,370	11,613

Total noninterest expense	$12,117	12,821	11,818

Income Taxes
The Company’s income tax expense for the quarter included $53 million ($0.01 per common share) due to the impact of health care legislation on the Company’s postretirement medical benefits deferred tax asset.
Loans
Average total loans were $797.4 billion, up $4.9 billion from fourth quarter 2009. Total loans at March 31, 2010, included $23.4 billion related to the adoption of FAS 167. “While we continued to supply significant amounts of credit to consumers and businesses in the first quarter, as we have done throughout the credit crunch, loan demand remained soft,” said Atkins. “In addition, we continued to reduce high-risk/non-strategic consumer assets, which were down $4.3 billion in first quarter and down $23.2 billion cumulatively since the Wachovia acquisition.”
Deposits
Average total core deposits were $759.2 billion, compared with $770.8 billion in fourth quarter 2009 and $753.9 billion in first quarter 2009. Of the core deposits, $664.4 billion represent transaction accounts or low-cost savings accounts from consumer and commercial customers, which increased 2 percent (annualized) from $661.4 billion in fourth quarter 2009. Average mortgage escrow deposits were $24.6 billion, compared with $27.5 billion in fourth quarter 2009. Consumer checking accounts grew a net 7.0 percent from first quarter 2009. “Year over year, we saw strong growth in noninterest-bearing deposits,” said Atkins. “The linked-quarter decline in total deposits was driven partly by the maturity of higher-cost certificates of deposits over the last two quarters.”

Capital
“We continued to build capital during the first quarter, with all ratios higher at March 31, 2010, than year-end,” said Atkins. The adoption of FAS 167 resulted in the consolidation of $18.6 billion of net incremental GAAP assets and $6 billion of risk-adjusted assets, with less than a 1 basis point impact on the Company’s Tier 1 common equity ratio.

	Mar. 31,	Dec. 31,	Mar. 31,
	2010 (1)	2009	2009
Tier 1 capital	10.0%	9.3	8.3
Total capital	13.9	13.3	12.3
Tier 1 leverage	8.3	7.9	7.1
Tier 1 common equity (2)	7.1	6.5	3.1

(1)	March 31, 2010, ratios are preliminary.

(2)	See table on page 37 for more information on Tier 1 common equity.
Credit Quality
“We believe quarterly provision expenses and quarterly total credit losses have peaked,” said Chief Credit and Risk Officer Mike Loughlin. “Losses in the first quarter of $5.3 billion were down from $5.4 billion in fourth quarter 2009, even after $123 million of FAS 167 losses taken in the first quarter and $145 million due to newly issued regulatory guidance requiring the Company to charge-off certain collateral-dependent residential real estate loans that have been modified. The costs related to this charge had previously been reserved. Our credit picture has improved earlier than we had anticipated. In the consumer portfolio, lower early stage delinquencies, better delinquency roll rates, and improved values for residential real estate and autos were evident in the first quarter. In the commercial portfolio (including commercial real estate) losses declined $356 million from fourth quarter 2009 and may indicate stabilization and an earlier-than-expected loss peak.
“This improvement in credit quality can be partly attributed to actions we took as early as 2007, including significant investment in collections, loss mitigation and workout teams; a refined consumer credit policy that reduced maximum loan-to-value requirements and virtually eliminated stated income as an acceptable element of loan applications; and the establishment of a number of run-off/liquidating portfolios. These actions have produced high quality subsequent vintages, and allowed us to focus our loss remediation efforts in an efficient fashion.
“Nonperforming assets (NPAs) continued to increase, although at a slower rate than in the past three quarters, with all of the first quarter increase coming from consumer real estate loans and commercial real estate loans. We expect NPAs to continue to increase gradually and peak before year end. The peak in NPAs should naturally lag the credit loss peak, reflecting an environment where retaining these assets is the most viable economic option for the Company and the best way to help borrowers recover financially.
“Our provision in the first quarter equaled net charge-offs. The loan loss reserve increase from year end is fully attributable to assets brought on balance sheet due to the adoption of FAS 167.”

Credit Losses
First quarter net charge-offs were $5.33 billion, or 2.71 percent of average loans (annualized), compared with fourth quarter net charge-offs of $5.41 billion, or 2.71 percent. Total credit losses included $1.3 billion of commercial and commercial real estate loans (1.79 percent) and $4.0 billion of consumer loans (3.45 percent) as shown in the following table. First quarter charge-offs included $123 million in losses associated with assets brought onto the balance sheet upon adoption of FAS 167 and $145 million in losses associated with newly issued regulatory charge-off guidance applicable to collateral-dependent real estate loan modifications.
Net Loan Charge-Offs (1)

	Quarter ended
	March 31, 2010					December 31, 2009		September 30, 2009
		Collateral-		Total	As a		As a		As a
		dependent		net loan	% of	Net loan	% of	Net loan	% of
	Consolidated	modified	All	charge-	average	charge-	average	charge-	average
(in millions)	VIEs (2)	loans (3)	other	offs	loans	offs	loans	offs	loans
Commercial and commercial real estate:
Commercial	$—	—	650	650	1.68%	$927	2.24%	$924	2.09%
Real estate mortgage	—	—	327	327	1.27	349	1.32	209	0.80
Real estate construction	—	—	338	338	4.74	375	4.82	249	3.01
Lease financing	—	—	29	29	0.85	49	1.37	82	2.26

Total commercial and commercial real estate	—	—	1,344	1,344	1.79	1,700	2.15	1,464	1.78

Consumer:
Real estate 1-4 family first mortgage	97	46	1,168	1,311	2.17	1,018	1.74	966	1.63
Real estate 1-4 family junior lien mortgage	15	99	1,335	1,449	5.56	1,329	5.09	1,291	4.85
Credit card	—	—	643	643	11.17	634	10.61	648	10.96
Other revolving credit and installment	11	—	536	547	2.45	686	3.06	682	3.00

Total consumer	123	145	3,682	3,950	3.45	3,667	3.24	3,587	3.13

Foreign	—	—	36	36	0.52	46	0.62	60	0.79

Total	$123	145	5,062	5,330	2.71%	$5,413	2.71%	$5,111	2.50%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 30 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.

(2)	The majority of losses associated with consolidated VIE loans on nonaccrual status will ultimately be borne by third party security holders in future periods.

(3)	Comptroller of the Currency CNBE Policy Guidance 2010-11, Policy Interpretation – Supervisory Memorandum 2009-7, Guidance for the Treatment of Residential Real Estate Loan Modifications.
Nonperforming assets
Total nonperforming assets were $31.5 billion (4.0 percent of total loans) at March 31, 2010, up 14 percent from $27.6 billion at December 31, 2009. At the end of the first quarter, nonperforming assets included $27.3 billion of nonperforming loans and $4.2 billion of foreclosed assets and repossessed real estate and vehicles. “The rate of growth in nonperforming assets continued to decline, and the estimated remaining loss content in these assets is significantly mitigated,” said Loughlin.
Growth in nonaccrual loans slowed in first quarter, increasing from fourth quarter 2009 by $2.9 billion, including $909 million related to assets brought on the balance sheet upon adoption of FAS 167. In the first quarter, substantially all of the change in nonaccrual loans related to consumer and commercial real estate loans, and inflows of new nonaccruals declined on a linked quarter basis, including declines in non-FAS 167 consumer real estate inflows and total commercial and commercial real estate inflows, with a

27 percent decline in commercial real estate inflows. Loss expectations for nonaccrual loans are driven by delinquency rates, default probabilities and severities. While nonaccrual loans are not free of loss content, the loss exposure remaining in these balances is significantly mitigated by four factors. First, 91 percent of nonaccrual loans are secured. Second, losses have already been recognized on 37 percent of the consumer nonaccruals and 29 percent of commercial nonaccruals and, when a residential nonaccrual loan reaches 180 days past due, it is our policy to write these loans down to net realizable value. Third, as of March 31, 2010, 45 percent of commercial nonaccrual loans were current on interest. Fourth, there are certain nonaccruals for which there are loan level reserves in the allowance, while others are covered by general reserves.
Nonaccrual Loans and Other Nonperforming Assets

	March 31, 2010				December 31, 2009 (1)		September 30, 2009
				As a		As a		As a
				% of		% of		% of
	Consolidated	All	Total	total	Total	total	Total	total
($ in millions)	VIEs (2)	other	balances	loans	balances	loans	balances	loans
Commercial and commercial real estate:
Commercial	$—	4,273	4,273	2.84%	$4,397	2.78%	4,540	2.68%
Real estate mortgage	7	4,750	4,757	4.55	3,984	3.80	2,856	2.76
Real estate construction	—	2,915	2,915	10.47	3,025	10.18	2,711	8.55
Lease financing	—	185	185	1.33	171	1.20	157	1.11

Total commercial and commercial real estate	7	12,123	12,130	4.09	11,577	3.77	10,264	3.22

Consumer:
Real estate 1-4 family first mortgage	821	11,526	12,347	5.13	10,100	4.40	8,132	3.50
Real estate 1-4 family junior lien mortgage	79	2,276	2,355	2.27	2,263	2.18	1,985	1.90
Other revolving credit and installment	2	332	334	0.37	332	0.37	344	0.38

Total consumer	902	14,134	15,036	3.30	12,695	2.84	10,461	2.32

Foreign	—	135	135	0.48	146	0.50	144	0.48

Total nonaccrual loans	909	26,392	27,301	3.49	24,418	3.12	20,869	2.61

Foreclosed assets:
GNMA loans	—	1,111	1,111		960		840
All other	95	2,875	2,970		2,199		1,687

Total foreclosed assets	95	3,986	4,081		3,159		2,527

Real estate and other nonaccrual investments	—	118	118		62		55

Total nonaccrual loans and other nonperforming assets	$1,004	30,496	31,500	4.03%	$27,639	3.53%	23,451	2.93%

Change from prior quarter:
Total nonaccrual loans	$909	1,974	2,883		$3,549		5,071
Total nonperforming assets	1,004	2,857	3,861		4,188		5,109

(1)	The Company consolidated certain VIEs prior to the adoption of FAS 167 on January 1, 2010. At December 31, 2009, consolidated VIE loans totaled $561 million, of which there were no loans on nonaccrual status.

(2)	The majority of losses associated with consolidated VIE loans on nonaccrual status will ultimately be borne by third party security holders in future periods.
Residential mortgage nonaccrual loans increased largely due to slower disposition, not increased quarterly inflow. Federal government programs, such as HAMP, and Wells Fargo proprietary programs, such as the Company’s Pick-a-Pay Mortgage Assistance program, require customers to provide updated documentation and complete trial repayment periods before the loan can be removed from nonaccrual status. In addition, for loans in foreclosure, many states, including California and Florida where Wells Fargo has significant exposures, have enacted legislation that significantly increases the time frames to complete the foreclosure process, meaning that loans will remain in nonaccrual status for longer periods. “At the conclusion of the foreclosure process, we continue to sell real estate owned in a very timely fashion,” said Loughlin.
“When a consumer real estate loan is 120 days past due, we move it to nonaccrual status and when the loan reaches 180 days past due it is our policy to write these loans down to net realizable value. Thereafter, we revalue each loan in nonaccrual status regularly and recognize additional charges if needed. Our quarterly market classification process, employed since late 2007, indicates that most MSAs have stabilized and we anticipate manageable additional write-downs while properties work through the foreclosure process.
“While foreclosed assets increased 30 percent in the quarter, the majority of the projected loss content in these assets has already been accounted for, and increases to this population of assets should have minimal additional impact to expected loss levels.
“Given our real estate-secured loan concentrations and the economic conditions affecting these industries, we anticipate continuing to hold a high level of NPAs on our balance sheet,” said Loughlin. “We expect the rate of growth in nonperforming asset balances to continue to decline, but expect balances to continue increasing modestly near term. We remain focused on proactively identifying problem credits, moving them to nonperforming status and recording the loss content in a timely manner. We’ve increased and will continue to increase staffing in our workout and collection organizations to ensure these troubled borrowers receive the attention and help they need.”
Loans 90 days or more past due and still accruing totaled $21.8 billion at March 31, 2010, and $22.2 billion at December 31, 2009. For the same periods, the totals included $15.9 billion and $15.3 billion, respectively, in advances pursuant to the Company’s servicing agreement to GNMA mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs. At March 31, 2010, loans 90 days or more past due and still accruing included $107 million associated with consolidated VIE loans. See the “Allowance for Credit Losses” section in this news release for additional information on the impact of losses associated with consolidated VIE loans.

Loans 90 Days or More Past Due and Still Accruing (1)
(Excluding Insured/Guaranteed GNMA and Similar Loans)

	Mar. 31,			Dec. 31,
	2010			2009 (3)
	Consolidated	All	Total	Total
(in millions)	VIEs (2)	other	balances	balances
Commercial and commercial real estate:
Commercial	$—	561	561	590
Real estate mortgage	—	1,129	1,129	1,183
Real estate construction	—	605	605	740

Total commercial and commercial real estate	—	2,295	2,295	2,513

Consumer:
Real estate 1-4 family first mortgage	94	1,187	1,281	1,623
Real estate 1-4 family junior lien mortgage	10	404	414	515
Credit card	—	719	719	795
Other revolving credit and installment	3	1,216	1,219	1,333

Total consumer	107	3,526	3,633	4,266
Foreign	—	29	29	73

Total loans	$107	5,850	5,957	6,852

(1)	The table above does not include PCI loans that were contractually 90 days past due and still accruing. These loans have a related nonaccretable difference that will absorb future losses; therefore charge-offs on these loans are not expected to reduce income in future periods to the extent that actual future loan performance is consistent with original estimates.

(2)	The majority of losses associated with consolidated VIE loans that are 90 days or more past due and still accruing will ultimately be borne by third party security holders in future periods.

(3)	The Company consolidated certain VIEs prior to the adoption of FAS 167 on January 1, 2010. At December 31, 2009, consolidated VIE loans totaled $561 million, of which there were no loans 90 days or more past due and still accruing.
Allowance for Credit Losses
The provision for credit losses in the quarter equaled charge-offs. The allowance for credit losses, including the reserve for unfunded commitments, totaled $25.7 billion at March 31, 2010, up from $25.0 billion at December 31, 2009, with the increase due to the adoption of FAS 167. The allowance also reflects the Company’s estimated impact of government programs related to residential modifications, based on information available about these programs. The allowance coverage to total loans increased to 3.28 percent, compared with 3.20 percent at December 31, 2009. The allowance coverage to NPLs was 94 percent at March 31, 2010, compared with 103 percent at December 31, 2009. “We believe the allowance was adequate for losses inherent in the loan portfolio at March 31, 2010, including both performing and nonperforming loans,” said Loughlin.
Additional detail on credit quality and trends is included in the quarterly supplement, available on the Investor Relations page at wellsfargo.com.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended Mar. 31,
(in millions)	2010	2009	% Change
Community Banking	$1,455	$1,946	(25)%
Wholesale Banking	1,197	1,171	2
Wealth, Brokerage and Retirement	282	176	60
More financial information about the business segments is on page 38.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C.
Selected Financial Information

	Quarter ended Mar. 31,
	2010	2009	% Change
(in millions)
Total revenue	$14,062	$14,394	(2)%
Provision for credit losses	4,530	4,020	13
Noninterest expense	7,230	7,410	(2)
Segment net income	1,455	1,946	(25)

(in billions)
Average loans	555.2	567.8	(2)
Average assets	784.9	810.8	(3)
Average core deposits	532.2	555.0	(4)
Community Banking reported net income of $1.5 billion, down $491 million, or 25 percent from prior year. Revenue decreased $332 million, or 2 percent, from prior year driven by the planned reduction in loan portfolios and lower security yields and balances. Average loans of $555.2 billion decreased 2 percent and average core deposits of $532.2 billion decreased 4 percent from prior year. Noninterest income increased $28 million from first quarter 2009. Noninterest expense decreased $180 million, or 2 percent, due to lower FDIC assessments and Wachovia merger-related cost savings. The provision for credit losses increased $510 million from first quarter 2009. There was no credit reserve build in first quarter 2010 compared with a $1 billion credit reserve build a year ago.
Regional Banking Highlights
•	Strong checking net gain (combined Regional Banking)
—	Consumer checking accounts up a net 7.0 percent from prior year

—	Business checking accounts up a net 4.5 percent from prior year

—	Consumer checking accounts up a net 9.6 percent in California, 7.6 percent in Texas, 8.1 percent in New Jersey and 6.2 percent in Florida

•	Record solutions growth
—	Legacy Wells Fargo:
o	Record core product solutions (sales) of 7.81 million, up 16 percent from prior year

o	Record core sales per platform banker FTE (active, full-time equivalent) of 6.81 per day, up from 6.20 in prior year

o	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 24 percent from prior year; purchased by 79 percent of new checking account customers
—	Legacy Wachovia:
o	Good progress since aligning the East to the Wells Fargo sales and service model. Platform banker FTEs have grown by more than 300, or 4 percent, since last quarter and platform banker productivity grew by double-digits. More platform bankers will be added throughout 2010.
•	Record retail bank cross-sell
—	Legacy Wells Fargo: Record retail bank household cross-sell of Wells Fargo products of 6.0 products per household

—	Legacy Wachovia: Retail bank household cross-sell of Wachovia products continued to grow, now at 4.85 products per household
•	Customer experience (combined Regional Banking)
—	Integrated customer experience measurement process was rolled out across Wells Fargo footprint in first quarter 2010. More than 205,000 customers were contacted about their experience in Wells Fargo stores and 50,000 customers spoke about their experience in the contact centers. Nearly 8 out of 10 customers were “extremely satisfied,” the highest rating, with their recent call or visit with Wells Fargo.
•	Banking store conversions
—	Converted 20 Wachovia banking stores in Arizona, Nevada and Illinois to Wells Fargo in first quarter
•	Small Business/Business Banking (legacy Wells Fargo)
—	Store-based business solutions up 6 percent from prior year

—	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 14 percent from prior year, purchased by 56 percent of new business checking account customers

—	Business banking household cross-sell of 3.79 products per household
•	Online banking
—	17.2 million combined active online customers

—	4.2 million combined active Bill Pay customers

Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $125 billion, compared with $144 billion in prior quarter

•	Home Mortgage application pipeline of $59 billion at quarter end, compared with $57 billion at December 31, 2009

•	Home Mortgage originations of $76 billion, compared with $94 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.8 trillion

•	Less than 2 percent of loans secured by owner-occupied homes and serviced by Wells Fargo proceeded to foreclosure sale in past 12 months; Wells Fargo’s delinquency and foreclosure rates less than three-fourths of the industry average, according to Inside Mortgage Finance
Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $10 million and financial institutions globally. Products include middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, correspondent banking, trade services, specialized lending, equipment finance, corporate trust, investment banking, capital markets, and asset management.
Selected Financial Information

	Quarter ended Mar. 31,
	2010	2009	% Change
(in millions)
Total revenue	$5,325	$4,893	9%
Provision for credit losses	799	543	47
Noninterest expense	2,660	2,533	5
Segment net income	1,197	1,171	2

(in billions)
Average loans	232.2	278.2	(17)
Average assets	361.4	408.5	(12)
Average core deposits	160.9	139.6	15
Wholesale Banking reported net income of $1.2 billion, up 19 percent from fourth quarter 2009 and up 2 percent from first quarter 2009. Revenue increased $70 million from fourth quarter. Noninterest expense decreased $43 million from prior quarter due to lower personnel expenses, offset by higher insurance expense associated with higher insurance revenue, and increased costs associated with foreclosed assets. In the first quarter, total provision for credit losses was $799 million and net charge-offs were largely flat from fourth quarter at $821 million. Fourth quarter 2009 provision included a credit reserve build of $115 million.
•	Revenue up 9 percent from prior year as power of diversified business model generated fee and deposit growth that offset decline in loan outstandings

•	Noninterest-bearing core deposits up $7 billion, or 13 percent, from prior year driven by growth in Commercial Banking, Government and Institutional Banking, and Global Financial Institutions & Trade Services

•	Wells Fargo Capital Finance produced year-over-year revenue growth of 35 percent and was ranked #1 on the Reuters Asset-Based Lead Arranger league table with 31.3 percent market share. The Wachovia platform has been fully integrated, providing customers with coast-to-coast coverage

•	Asset Management Group overall assets under management were $465 billion, which included $239 billion in mutual fund assets and representing the 11th largest family of funds. As of March 31, 2010, the combined Wells Fargo Advantage and Evergreen fund families had 177 open-ended mutual funds

•	Wachovia international offices successfully converted to the Wells Fargo brand
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. The Wealth Management Group provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Office Services meets the unique needs of the ultra high net worth customers. Retail brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. The Retirement Group provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended Mar. 31,
	2010	2009	% Change
(in millions)
Total revenue	$2,910	$2,519	16%
Provision for credit losses	63	23	174
Noninterest expense	2,390	2,235	7
Segment net income	282	176	60

(in billions)
Average loans	43.8	46.6	(6)
Average assets	137.8	117.1	18
Average core deposits	121.1	102.8	18
Wealth, Brokerage and Retirement reported net income of $282 million, up $298 million from prior quarter, and up $106 million, or 60 percent, from prior year. Prior quarter results were affected by the previously disclosed auction rate securities settlement. Revenue was $2.9 billion, up 10 percent from prior quarter, and up 16 percent from prior year driven by growth in asset-based fees and brokerage transactional activity. Noninterest expense increased 7 percent over prior year due to growth in broker commissions driven by higher production levels. Noninterest expense declined from prior quarter due to the auction rate securities settlement in the fourth quarter. Average core deposits increased $18 billion, or 18 percent, from prior year.
Retail Brokerage
•	Client assets increased to $1.1 trillion, up 22 percent from prior year

•	Managed account assets increased $67 billion, or 47 percent, from prior year driven by the strong market recovery and solid net flows
•	Solid financial advisor recruiting during the quarter, as brokers who joined the firm were two times more productive than those who left the firm

Wealth Management Group
•	Strong deposit growth, with average balances up 38 percent from prior year

•	Private Banking revenue up 14 percent from prior year due to increased deposit balances
Retirement Services
•	Institutional Retirement plan assets of $232 billion increased $60 billion, or 35 percent, from prior year

•	IRA assets of $248 billion increased $54 billion, or 28 percent, from prior year
Conference Call
The Company will host a live conference call on Wednesday, April 21, at 6:30 a.m. PDT (9:30 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=200433&s=1&k=A900B44B8FCEF77C46B0C61F0F389932
A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on April 21 through Wednesday, April 28. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #62361106. The replay will also be available online.
Cautionary Statement about Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios, including our belief that quarterly provision expense and quarterly total credit losses have peaked and are expected to decline; the level and loss content of nonperforming assets and nonaccrual loans, including our expectation that nonperforming assets will continue to increase gradually and peak before year end; and the adequacy of the allowance for loan losses; (ii) reduction or mitigation of risk in our loan portfolios and the effects of loan modification programs; and (iii) the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as the expected synergies and benefits of the merger, including that we currently estimate merger expenses of approximately $5 billion, including approximately $2 billion estimated for 2010.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussions under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company is a diversified financial services company with $1.2 trillion in assets, providing banking, insurance, investments, mortgage, and consumer and commercial finance through more than 10,000 stores and 12,000 ATMs and the Internet (wellsfargo.com) across North America and internationally.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

				% Change
	Quarter ended			Mar. 31, 2010 from
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,		Mar. 31,
($ in millions, except per share amounts)	2010	2009	2009	2009		2009

For the Quarter
Wells Fargo net income	$2,547	2,823	3,045	(10	) %	(16)
Wells Fargo net income applicable to common stock	2,372	394	2,384	502		(1)
Diluted earnings per common share	0.45	0.08	0.56	463		(20)

Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.84%	0.90	0.96	(7)		(13)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	8.96	1.66	14.49	440		(38)
Efficiency ratio (1)	56.5	56.5	56.2	-		1
Total revenue	$21,448	22,696	21,017	(5)		2
Pre-tax pre-provision profit (PTPP) (2)	9,331	9,875	9,199	(6)		1
Dividends declared per common share	0.05	0.05	0.34	-		(85)
Average common shares outstanding	5,190.4	4,764.8	4,247.4	9		22
Diluted average common shares outstanding	5,225.2	4,796.1	4,249.3	9		23
Average loans	$797,389	792,440	855,591	1		(7)
Average assets	1,226,120	1,239,456	1,289,716	(1)		(5)
Average core deposits (3)	759,169	770,750	753,928	(2)		1
Average retail core deposits (4)	573,653	580,873	590,502	(1)		(3)
Net interest margin	4.27%	4.31	4.16	(1)		3
At Quarter End
Securities available for sale	$162,487	172,710	178,468	(6)		(9)
Loans	781,430	782,770	843,579	-		(7)
Allowance for loan losses	25,123	24,516	22,281	2		13
Goodwill	24,819	24,812	23,825	-		4
Assets	1,223,630	1,243,646	1,285,891	(2)		(5)
Core deposits (3)	756,050	780,737	756,183	(3)		-
Wells Fargo stockholders’ equity	116,142	111,786	100,295	4		16
Total equity	118,154	114,359	107,057	3		10
Capital ratios:
Total equity to assets	9.66%	9.20	8.33	5		16
Risk-based capital (5):
Tier 1 capital	9.95	9.25	8.30	8		20
Total capital	13.92	13.26	12.30	5		13
Tier 1 leverage (5)	8.33	7.87	7.09	6		17
Tier 1 common equity (6)	7.10	6.46	3.12	10		128
Book value per common share	$20.76	20.03	16.28	4		28
Team members (active, full-time equivalent)	267,400	267,300	272,800	-		(2)
Common stock price:
High	$31.99	31.53	30.47	1		5
Low	26.37	25.00	7.80	5		238
Period end	31.12	26.99	14.24	15		119

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The March 31, 2010, ratios are preliminary.

(6)	See page 37 for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
($ in millions, except per share amounts)	2010	2009	2009	2009	2009

For the Quarter
Wells Fargo net income	$2,547	2,823	3,235	3,172	3,045
Wells Fargo net income applicable to common stock	2,372	394	2,637	2,575	2,384
Diluted earnings per common share	0.45	0.08	0.56	0.57	0.56
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.84%	0.90	1.03	1.00	0.96
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	8.96	1.66	12.04	13.70	14.49
Efficiency ratio (1)	56.5	56.5	52.0	56.4	56.2
Total revenue	$21,448	22,696	22,466	22,507	21,017
Pre-tax pre-provision profit (PTPP) (2)	9,331	9,875	10,782	9,810	9,199
Dividends declared per common share	0.05	0.05	0.05	0.05	0.34
Average common shares outstanding	5,190.4	4,764.8	4,678.3	4,483.1	4,247.4
Diluted average common shares outstanding	5,225.2	4,796.1	4,706.4	4,501.6	4,249.3
Average loans	$797,389	792,440	810,191	833,945	855,591
Average assets	1,226,120	1,239,456	1,246,051	1,274,926	1,289,716
Average core deposits (3)	759,169	770,750	759,319	765,697	753,928
Average retail core deposits (4)	573,653	580,873	584,414	596,648	590,502
Net interest margin	4.27%	4.31	4.36	4.30	4.16
At Quarter End
Securities available for sale	$162,487	172,710	183,814	206,795	178,468
Loans	781,430	782,770	799,952	821,614	843,579
Allowance for loan losses	25,123	24,516	24,028	23,035	22,281
Goodwill	24,819	24,812	24,052	24,619	23,825
Assets	1,223,630	1,243,646	1,228,625	1,284,176	1,285,891
Core deposits (3)	756,050	780,737	747,913	761,122	756,183
Wells Fargo stockholders’ equity	116,142	111,786	122,150	114,623	100,295
Total equity	118,154	114,359	128,924	121,382	107,057
Capital ratios:
Total equity to assets	9.66%	9.20	10.49	9.45	8.33
Risk-based capital (5):
Tier 1 capital	9.95	9.25	10.63	9.80	8.30
Total capital	13.92	13.26	14.66	13.84	12.30
Tier 1 leverage (5)	8.33	7.87	9.03	8.32	7.09
Tier 1 common equity (6)	7.10	6.46	5.18	4.49	3.12
Book value per common share	$20.76	20.03	19.46	17.91	16.28
Team members (active, full-time equivalent)	267,400	267,300	265,100	269,900	272,800
Common stock price:
High	$31.99	31.53	29.56	28.45	30.47
Low	26.37	25.00	22.08	13.65	7.80
Period end	31.12	26.99	28.18	24.26	14.24

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The March 31, 2010, ratios are preliminary.

(6)	See page 37 for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,
(in millions, except per share amounts)	2010	2009	% Change

Interest income
Trading assets	$267	266	-%
Securities available for sale	2,415	2,709	(11)
Mortgages held for sale	387	415	(7)
Loans held for sale	34	67	(49)
Loans	10,038	10,765	(7)
Other interest income	84	91	(8)

Total interest income	13,225	14,313	(8)

Interest expense
Deposits	735	999	(26)
Short-term borrowings	18	123	(85)
Long-term debt	1,276	1,779	(28)
Other interest expense	49	36	36

Total interest expense	2,078	2,937	(29)

Net interest income	11,147	11,376	(2)
Provision for credit losses	5,330	4,558	17

Net interest income after provision for credit losses	5,817	6,818	(15)

Noninterest income
Service charges on deposit accounts	1,332	1,394	(4)
Trust and investment fees	2,669	2,215	20
Card fees	865	853	1
Other fees	941	901	4
Mortgage banking	2,470	2,504	(1)
Insurance	621	581	7
Net gains from trading activities	537	787	(32)
Net gains (losses) on debt securities available for sale (1)	28	(119)	NM
Net gains (losses) from equity investments (2)	43	(157)	NM
Operating leases	185	130	42
Other	610	552	11

Total noninterest income	10,301	9,641	7

Noninterest expense
Salaries	3,314	3,386	(2)
Commission and incentive compensation	1,992	1,824	9
Employee benefits	1,322	1,284	3
Equipment	678	687	(1)
Net occupancy	796	796	-
Core deposit and other intangibles	549	647	(15)
FDIC and other deposit assessments	301	338	(11)
Other	3,165	2,856	11

Total noninterest expense	12,117	11,818	3

Income before income tax expense	4,001	4,641	(14)
Income tax expense	1,401	1,552	(10)

Net income before noncontrolling interests	2,600	3,089	(16)
Less: Net income from noncontrolling interests	53	44	20

Wells Fargo net income	$2,547	3,045	(16)

Wells Fargo net income applicable to common stock	$2,372	2,384	(1)

Per share information
Earnings per common share	$0.46	0.56	(18)
Diluted earnings per common share	0.45	0.56	(20)
Dividends declared per common share	0.05	0.34	(85)
Average common shares outstanding	5,190.4	4,247.4	22
Diluted average common shares outstanding	5,225.2	4,249.3	23

NM - Not meaningful

(1)	Includes impairment losses on debt securities available for sale of $92 million and $269 million, consisting of $154 million and $603 million of total other-than-temporary impairment losses, net of $62 million and $334 million recognized in other comprehensive income, for the quarters ended March 31, 2010 and 2009, respectively.

(2)	Includes impairment losses from equity investments of $105 million and $247 million for the quarters ended March 31, 2010 and 2009, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions, except per share amounts)	2010	2009	2009	2009	2009

Interest income
Trading assets	$267	230	216	206	266
Securities available for sale	2,415	2,776	2,947	2,887	2,709
Mortgages held for sale	387	446	524	545	415
Loans held for sale	34	32	34	50	67
Loans	10,038	10,122	10,170	10,532	10,765
Other interest income	84	86	77	81	91

Total interest income	13,225	13,692	13,968	14,301	14,313

Interest expense
Deposits	735	913	905	957	999
Short-term borrowings	18	12	32	55	123
Long-term debt	1,276	1,217	1,301	1,485	1,779
Other interest expense	49	50	46	40	36

Total interest expense	2,078	2,192	2,284	2,537	2,937

Net interest income	11,147	11,500	11,684	11,764	11,376
Provision for credit losses	5,330	5,913	6,111	5,086	4,558

Net interest income after provision for credit losses	5,817	5,587	5,573	6,678	6,818

Noninterest income
Service charges on deposit accounts	1,332	1,421	1,478	1,448	1,394
Trust and investment fees	2,669	2,605	2,502	2,413	2,215
Card fees	865	961	946	923	853
Other fees	941	990	950	963	901
Mortgage banking	2,470	3,411	3,067	3,046	2,504
Insurance	621	482	468	595	581
Net gains from trading activities	537	516	622	749	787
Net gains (losses) on debt securities available for sale	28	110	(40)	(78)	(119)
Net gains (losses) from equity investments	43	273	29	40	(157)
Operating leases	185	163	224	168	130
Other	610	264	536	476	552

Total noninterest income	10,301	11,196	10,782	10,743	9,641

Noninterest expense
Salaries	3,314	3,505	3,428	3,438	3,386
Commission and incentive compensation	1,992	2,086	2,051	2,060	1,824
Employee benefits	1,322	1,144	1,034	1,227	1,284
Equipment	678	681	563	575	687
Net occupancy	796	770	778	783	796
Core deposit and other intangibles	549	642	642	646	647
FDIC and other deposit assessments	301	302	228	981	338
Other	3,165	3,691	2,960	2,987	2,856

Total noninterest expense	12,117	12,821	11,684	12,697	11,818

Income before income tax expense	4,001	3,962	4,671	4,724	4,641
Income tax expense	1,401	949	1,355	1,475	1,552

Net income before noncontrolling interests	2,600	3,013	3,316	3,249	3,089
Less: Net income from noncontrolling interests	53	190	81	77	44

Wells Fargo net income	$2,547	2,823	3,235	3,172	3,045

Wells Fargo net income applicable to common stock	$2,372	394	2,637	2,575	2,384

Per share information
Earnings per common share	$0.46	0.08	0.56	0.58	0.56
Diluted earnings per common share	0.45	0.08	0.56	0.57	0.56
Dividends declared per common share	0.05	0.05	0.05	0.05	0.34

Average common shares outstanding	5,190.4	4,764.8	4,678.3	4,483.1	4,247.4
Diluted average common shares outstanding	5,225.2	4,796.1	4,706.4	4,501.6	4,249.3

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended March 31,
	2010			2009
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$40,833	0.33%	$33	24,074	0.84%	$50
Trading assets	27,911	3.91	272	22,203	4.97	275
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,278	3.62	20	2,899	0.93	7
Securities of U.S. states and political subdivisions	13,696	6.60	221	12,213	6.43	213
Mortgage-backed securities:
Federal agencies	79,730	5.39	1,023	76,545	5.71	1,068
Residential and commercial	32,768	9.67	790	38,690	8.57	1,017

Total mortgage-backed securities	112,498	6.67	1,813	115,235	6.82	2,085
Other debt securities (4)	32,346	6.51	492	30,080	6.81	551

Total debt securities available for sale (4)	160,818	6.59	2,546	160,427	6.69	2,856
Mortgages held for sale (5)	31,368	4.93	387	31,058	5.34	415
Loans held for sale (5)	6,406	2.15	34	7,949	3.40	67
Loans:
Commercial and commercial real estate:
Commercial	156,466	4.51	1,743	196,923	3.87	1,884
Real estate mortgage	104,971	3.61	936	104,271	3.47	894
Real estate construction	28,848	3.16	225	34,493	3.03	258
Lease financing	14,008	9.22	323	15,810	8.77	347

Total commercial and commercial real estate	304,293	4.29	3,227	351,497	3.89	3,383

Consumer:
Real estate 1-4 family first mortgage	245,024	5.26	3,210	245,494	5.64	3,444
Real estate 1-4 family junior lien mortgage	105,640	4.47	1,168	110,128	5.05	1,375
Credit card	23,345	13.15	767	23,295	12.10	704
Other revolving credit and installment	90,526	6.40	1,427	92,820	6.68	1,527

Total consumer	464,535	5.70	6,572	471,737	6.03	7,050

Foreign	28,561	3.62	256	32,357	4.36	349

Total loans (5)	797,389	5.09	10,055	855,591	5.09	10,782
Other	6,069	3.36	50	6,140	2.87	43

Total earning assets	$1,070,794	5.06%	$13,377	1,107,442	5.22%	$14,488

Funding sources
Deposits:
Interest-bearing checking	$62,021	0.15%	$23	80,393	0.15%	$30
Market rate and other savings	403,945	0.29	286	313,445	0.54	419
Savings certificates	94,763	1.36	317	170,122	0.92	387
Other time deposits	15,878	2.03	80	25,555	1.97	124
Deposits in foreign offices	55,434	0.21	29	45,896	0.35	39

Total interest-bearing deposits	632,041	0.47	735	635,411	0.64	999
Short-term borrowings	45,081	0.18	19	76,068	0.66	123
Long-term debt	209,008	2.45	1,276	258,957	2.77	1,783
Other liabilities	5,664	3.43	49	3,778	3.88	36

Total interest-bearing liabilities	891,794	0.94	2,079	974,214	1.22	2,941
Portion of noninterest-bearing funding sources	179,000	-	-	133,228	-	-

Total funding sources	$1,070,794	0.79	2,079	1,107,442	1.06	2,941

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.27%	$11,298		4.16%	$11,547

Noninterest-earning assets
Cash and due from banks	$18,049			20,255
Goodwill	24,816			23,183
Other	112,461			138,836

Total noninterest-earning assets	$155,326			182,274

Noninterest-bearing funding sources
Deposits	$172,039			160,308
Other liabilities	44,739			50,566
Total equity	117,548			104,628
Noninterest-bearing funding sources used to fund earning assets	(179,000)			(133,228)

Net noninterest-bearing funding sources	$155,326			182,274

Total assets	$1,226,120			1,289,716

(1)	Our average prime rate was 3.25% for the quarters ended March 31, 2010 and 2009. The average three-month London Interbank Offered Rate (LIBOR) was 0.26% and 1.24% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,
(in millions)	2010	2009	% Change

Service charges on deposit accounts	$1,332	1,394	(4	) %
Trust and investment fees:
Trust, investment and IRA fees	1,049	722	45
Commissions and all other fees	1,620	1,493	9

Total trust and investment fees	2,669	2,215	20

Card fees	865	853	1
Other fees:
Cash network fees	55	58	(5)
Charges and fees on loans	419	433	(3)
Processing and all other fees	467	410	14

Total other fees	941	901	4

Mortgage banking (1):
Servicing income, net	1,366	906	51
Net gains on mortgage loan origination/sales activities	1,104	1,598	(31)

Total mortgage banking	2,470	2,504	(1)

Insurance	621	581	7
Net gains from trading activities	537	787	(32)
Net gains (losses) on debt securities available for sale	28	(119)	NM
Net gains (losses) from equity investments	43	(157)	NM
Operating leases	185	130	42
All other	610	552	11

Total	$10,301	9,641	7

NM - Not meaningful

(1)	2009 categories have been revised to conform to current presentation.
NONINTEREST EXPENSE

	Quarter ended March 31,
(in millions)	2010	2009	% Change

Salaries	$3,314	3,386	(2	) %
Commission and incentive compensation	1,992	1,824	9
Employee benefits	1,322	1,284	3
Equipment	678	687	(1)
Net occupancy	796	796	-
Core deposit and other intangibles	549	647	(15)
FDIC and other deposit assessments	301	338	(11)
Outside professional services	484	410	18
Contract services	347	216	61
Foreclosed assets	386	248	56
Outside data processing	272	212	28
Postage, stationery and supplies	242	250	(3)
Operating losses	208	172	21
Insurance	148	267	(45)
Telecommunications	143	158	(9)
Travel and entertainment	171	105	63
Advertising and promotion	112	125	(10)
Operating leases	37	70	(47)
All other	615	623	(1)

Total	$12,117	11,818	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Service charges on deposit accounts	$1,332	1,421	1,478	1,448	1,394
Trust and investment fees:
Trust, investment and IRA fees	1,049	1,038	989	839	722
Commissions and all other fees	1,620	1,567	1,513	1,574	1,493

Total trust and investment fees	2,669	2,605	2,502	2,413	2,215

Card fees	865	961	946	923	853

Other fees:
Cash network fees	55	55	60	58	58
Charges and fees on loans	419	475	453	440	433
Processing and all other fees	467	460	437	465	410

Total other fees	941	990	950	963	901

Mortgage banking (1):
Servicing income, net	1,366	2,150	1,919	816	906
Net gains on mortgage loan origination/sales activities	1,104	1,261	1,148	2,230	1,598

Total mortgage banking	2,470	3,411	3,067	3,046	2,504

Insurance	621	482	468	595	581
Net gains from trading activities	537	516	622	749	787
Net gains (losses) on debt securities available for sale	28	110	(40)	(78)	(119)
Net gains (losses) from equity investments	43	273	29	40	(157)
Operating leases	185	163	224	168	130
All other	610	264	536	476	552

Total	$10,301	11,196	10,782	10,743	9,641

(1)	2009 categories have been revised to conform to current presentation.
FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Salaries	$3,314	3,505	3,428	3,438	3,386
Commission and incentive compensation	1,992	2,086	2,051	2,060	1,824
Employee benefits	1,322	1,144	1,034	1,227	1,284
Equipment	678	681	563	575	687
Net occupancy	796	770	778	783	796
Core deposit and other intangibles	549	642	642	646	647
FDIC and other deposit assessments	301	302	228	981	338
Outside professional services	484	632	489	451	410
Contract services	347	362	254	256	216
Foreclosed assets	386	393	243	187	248
Outside data processing	272	282	251	282	212
Postage, stationery and supplies	242	232	211	240	250
Operating losses	208	427	117	159	172
Insurance	148	111	208	259	267
Telecommunications	143	146	142	164	158
Travel and entertainment	171	188	151	131	105
Advertising and promotion	112	176	160	111	125
Operating leases	37	44	52	61	70
All other	615	698	682	686	623

Total	$12,117	12,821	11,684	12,697	11,818

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	Mar. 31,	Dec. 31,
(in millions, except shares)	2010	2009	% Change

Assets
Cash and due from banks	$16,301	27,080	(40)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	54,192	40,885	33
Trading assets	47,028	43,039	9
Securities available for sale	162,487	172,710	(6)
Mortgages held for sale (includes $31,931 and $36,962 carried at fair value)	34,737	39,094	(11)
Loans held for sale (includes $297 and $149 carried at fair value)	5,140	5,733	(10)

Loans (includes $371 carried at fair value at March 31, 2010)	781,430	782,770	—
Allowance for loan losses	(25,123)	(24,516)	2

Net loans	756,307	758,254	—

Mortgage servicing rights:
Measured at fair value (residential MSRs)	15,544	16,004	(3)
Amortized	1,069	1,119	(4)
Premises and equipment, net	10,405	10,736	(3)
Goodwill	24,819	24,812	—
Other assets	95,601	104,180	(8)

Total assets (1)	$1,223,630	1,243,646	(2)

Liabilities
Noninterest-bearing deposits	$170,518	181,356	(6)
Interest-bearing deposits	634,375	642,662	(1)

Total deposits	804,893	824,018	(2)
Short-term borrowings	46,333	38,966	19
Accrued expenses and other liabilities	54,371	62,442	(13)
Long-term debt (includes $367 carried at fair value at March 31, 2010)	199,879	203,861	(2)

Total liabilities (2)	1,105,476	1,129,287	(2)

Equity
Wells Fargo stockholders’ equity:
Preferred stock	9,276	8,485	9
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 5,245,971,422 shares and 5,245,971,422 shares	8,743	8,743	—
Additional paid-in capital	53,156	52,878	1
Retained earnings	43,636	41,563	5
Cumulative other comprehensive income	4,087	3,009	36
Treasury stock - 40,260,165 shares and 67,346,829 shares	(1,460)	(2,450)	(40)
Unearned ESOP shares	(1,296)	(442)	193

Total Wells Fargo stockholders’ equity	116,142	111,786	4
Noncontrolling interests	2,012	2,573	(22)

Total equity	118,154	114,359	3

Total liabilities and equity	$1,223,630	1,243,646	(2)

(1)	Our consolidated assets at March 31, 2010, include the following assets of certain variable interest entities (VIEs) that can only be used to settle the liabilities of those VIEs: Cash and due from banks, $359 million; Trading assets, $80 million; Securities available for sale, $1.8 billion; Net loans, $23.4 billion; Other assets, $2.3 billion, and Total assets, $27.9 billion. See the “Changes in VIE Assets and Liabilities” on page 27 for additional information.

(2)	Our consolidated liabilities at March 31, 2010, include the following VIE liabilities for which the VIE creditors do not have recourse to Wells Fargo: Short-term borrowings, $316 million; Accrued expenses and other liabilities, $591 million; Long-term debt, $11.1 billion; and Total liabilities, $12.0 billion. See the “Changes in VIE Assets and Liabilities” on page 27 for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Assets
Cash and due from banks	$16,301	27,080	17,233	20,632	22,186
Federal funds sold, securities purchased under resale agreements and other short-term investments	54,192	40,885	17,491	15,976	18,625
Trading assets	47,028	43,039	43,198	40,110	46,497
Securities available for sale	162,487	172,710	183,814	206,795	178,468
Mortgages held for sale	34,737	39,094	35,538	41,991	36,807
Loans held for sale	5,140	5,733	5,846	5,413	8,306

Loans	781,430	782,770	799,952	821,614	843,579
Allowance for loan losses	(25,123)	(24,516)	(24,028)	(23,035)	(22,281)

Net loans	756,307	758,254	775,924	798,579	821,298

Mortgage servicing rights:
Measured at fair value (residential MSRs)	15,544	16,004	14,500	15,690	12,391
Amortized	1,069	1,119	1,162	1,205	1,257
Premises and equipment, net	10,405	10,736	11,040	11,151	11,215
Goodwill	24,819	24,812	24,052	24,619	23,825
Other assets	95,601	104,180	98,827	102,015	105,016

Total assets	$1,223,630	1,243,646	1,228,625	1,284,176	1,285,891

Liabilities
Noninterest-bearing deposits	$170,518	181,356	165,260	173,149	166,497
Interest-bearing deposits	634,375	642,662	631,488	640,586	630,772

Total deposits	804,893	824,018	796,748	813,735	797,269
Short-term borrowings	46,333	38,966	30,800	55,483	72,084
Accrued expenses and other liabilities	54,371	62,442	57,861	64,160	58,831
Long-term debt	199,879	203,861	214,292	229,416	250,650

Total liabilities	1,105,476	1,129,287	1,099,701	1,162,794	1,178,834

Equity
Wells Fargo stockholders’ equity:
Preferred stock	9,276	8,485	31,589	31,497	31,411
Common stock	8,743	8,743	7,927	7,927	7,273
Additional paid-in capital	53,156	52,878	40,343	40,270	32,414
Retained earnings	43,636	41,563	41,485	39,165	36,949
Cumulative other comprehensive income (loss)	4,087	3,009	4,088	(590)	(3,624)
Treasury stock	(1,460)	(2,450)	(2,771)	(3,126)	(3,593)
Unearned ESOP shares	(1,296)	(442)	(511)	(520)	(535)

Total Wells Fargo stockholders’ equity	116,142	111,786	122,150	114,623	100,295
Noncontrolling interests	2,012	2,573	6,774	6,759	6,762

Total equity	118,154	114,359	128,924	121,382	107,057

Total liabilities and equity	$1,223,630	1,243,646	1,228,625	1,284,176	1,285,891

Wells Fargo & Company and Subsidiaries
NEWLY CONSOLIDATED VIE ASSETS AND LIABILITIES
Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. On January 1, 2010, we recorded the assets and liabilities of the newly consolidated VIEs and derecognized our existing interests in those VIEs. We also recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment and recorded a $173 million increase to other comprehensive income. The following table presents the net incremental assets and liabilities recorded upon adoption of the ASU 2009-17 amendments to ASC 810 (FAS 167).

	January 1, 2010
	Total VIE	Derecognition	Net
	assets and	of existing VIE	increase
(in millions)	liabilities (1)	interests (2)	(decrease)

Assets
Cash and due from banks	$154	—	154
Trading assets	18	137	155
Securities available for sale	1,178	(8,768)	(7,590)
Loans, net of $693 allowance	25,657	—	25,657
Other assets	164	29	193

Total assets	$27,171	(8,602)	18,569

Liabilities
Short-term borrowings (3)	$5,161	(34)	5,127
Accrued expenses and other liabilities	38	(70)	(32)
Long-term debt	13,134	—	13,134

Total liabilities	$18,333	(104)	18,229

(1)	Excludes VIE assets and liabilities that are eliminated in the consolidated financial statements of Wells Fargo.

(2)	Includes derecognition of existing interests in newly consolidated VIEs and net impacts of deconsolidating certain VIEs.

(3)	Includes commercial paper liabilities of our multi-seller asset-based commercial paper conduit with recourse to the general credit of Wells Fargo.
CHANGES IN VIE ASSETS AND LIABILITIES
Consolidated VIEs include VIEs consolidated prior to the adoption of amended ASC 810 (FAS 167) as well as VIEs newly consolidated upon adoption. ASC 810 requires companies to continually reassess whether they are the primary beneficiary of a VIE. As a result of events that occurred during the quarter, we deconsolidated certain VIEs. The following table presents the detail of changes in the assets and liabilities of all consolidated VIEs from January 1, 2010, through March 31, 2010.

	January 1, 2010					March 31, 2010
	Newly	Previously
	consolidated	consolidated			VIE
(in millions)	VIEs (1)	VIEs (1)(2)	Total	Reconsiderations (3)	activity (1)	Total

Assets
Cash and due from banks	$154	267	421	(11)	(51)	359
Trading assets	18	77	95	(15)	—	80
Securities available for sale	1,178	980	2,158	—	(325)	1,833
Loans, net	25,657	561	26,218	(1,551)	(1,278)	23,389
Other assets	164	2,432	2,596	(431)	104	2,269

Total assets	$27,171	4,317	31,488	(2,008)	(1,550)	27,930

Liabilities
Short-term borrowings (4)	$5,161	317	5,478	—	(331)	5,147
Accrued expenses and other liabilities (4)	38	689	727	(137)	105	695
Long-term debt (4)	13,134	1,396	14,530	(1,942)	(1,293)	11,295

Total liabilities	$18,333	2,402	20,735	(2,079)	(1,519)	17,137

(1)	Excludes VIE assets and liabilities that are eliminated in the consolidated financial statements of Wells Fargo.

(2)	Includes deconsolidation of certain VIEs upon adoption of FAS 167.

(3)	Due to events that occurred during first quarter 2010, we deconsolidated certain residential mortgage-backed securitizations and other VIEs.

(4)	Includes the following VIE liabilities at March 31, 2010, with recourse to the general credit of Wells Fargo: Short-term borrowings, $4.8 billion; Accrued expenses and other liabilities, $104 million; and Long-term debt, $175 million.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$40,833	46,031	16,356	20,889	24,074
Trading assets	27,911	23,179	20,518	18,464	22,203
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	2,278	2,381	2,545	2,102	2,899
Securities of U.S. states and political subdivisions	13,696	13,574	12,818	12,189	12,213
Mortgage-backed securities:
Federal agencies	79,730	85,063	94,457	92,550	76,545
Residential and commercial	32,768	43,243	43,214	41,257	38,690

Total mortgage-backed securities	112,498	128,306	137,671	133,807	115,235
Other debt securities (1)	32,346	33,710	33,294	30,901	30,080

Total debt securities available for sale (1)	160,818	177,971	186,328	178,999	160,427

Mortgages held for sale (2)	31,368	34,750	40,604	43,177	31,058
Loans held for sale (2)	6,406	5,104	4,975	7,188	7,949
Loans:
Commercial and commercial real estate:
Commercial	156,466	164,050	175,642	187,501	196,923
Real estate mortgage	104,971	104,773	103,450	104,297	104,271
Real estate construction	28,848	30,887	32,649	33,857	34,493
Lease financing	14,008	14,107	14,360	14,750	15,810

Total commercial and commercial real estate	304,293	313,817	326,101	340,405	351,497

Consumer:
Real estate 1-4 family first mortgage	245,024	232,273	235,051	240,798	245,494
Real estate 1-4 family junior lien mortgage	105,640	103,584	105,779	108,422	110,128
Credit card	23,345	23,717	23,448	22,963	23,295
Other revolving credit and installment	90,526	88,963	90,199	90,729	92,820

Total consumer	464,535	448,537	454,477	462,912	471,737

Foreign	28,561	30,086	29,613	30,628	32,357

Total loans (2)	797,389	792,440	810,191	833,945	855,591
Other	6,069	6,147	6,088	6,079	6,140

Total earning assets	$1,070,794	1,085,622	1,085,060	1,108,741	1,107,442

Funding sources
Deposits:
Interest-bearing checking	$62,021	61,229	59,467	79,955	80,393
Market rate and other savings	403,945	389,905	369,120	334,067	313,445
Savings certificates	94,763	109,306	129,698	152,444	170,122
Other time deposits	15,878	16,501	18,248	21,660	25,555
Deposits in foreign offices	55,434	59,870	56,820	49,885	45,896

Total interest-bearing deposits	632,041	636,811	633,353	638,011	635,411
Short-term borrowings	45,081	32,757	39,828	59,844	76,068
Long-term debt	209,008	210,707	222,580	235,590	258,957
Other liabilities	5,664	5,587	5,620	4,604	3,778

Total interest-bearing liabilities	891,794	885,862	901,381	938,049	974,214
Portion of noninterest-bearing funding sources	179,000	199,760	183,679	170,692	133,228

Total funding sources	$1,070,794	1,085,622	1,085,060	1,108,741	1,107,442

Noninterest-earning assets
Cash and due from banks	$18,049	19,216	18,084	19,340	20,255
Goodwill	24,816	24,093	24,435	24,261	23,183
Other	112,461	110,525	118,472	122,584	138,836

Total noninterest-earning assets	$155,326	153,834	160,991	166,185	182,274

Noninterest-bearing funding sources
Deposits	$172,039	179,204	172,588	174,529	160,308
Other liabilities	44,739	45,058	47,646	49,570	50,566
Total equity	117,548	129,332	124,436	112,778	104,628
Noninterest-bearing funding sources used to fund earning assets	(179,000)	(199,760)	(183,679)	(170,692)	(133,228)

Net noninterest-bearing funding sources	$155,326	153,834	160,991	166,185	182,274

Total assets	$1,226,120	1,239,456	1,246,051	1,274,926	1,289,716

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Commercial and commercial real estate:
Commercial (1)	$150,587	158,352	169,610	182,037	191,711
Real estate mortgage (1)	104,514	104,798	103,442	103,654	104,934
Real estate construction	27,837	29,707	31,719	33,238	33,912
Lease financing	13,887	14,210	14,115	14,555	14,792

Total commercial and commercial real estate	296,825	307,067	318,886	333,484	345,349

Consumer:
Real estate 1-4 family first mortgage (1)	240,528	229,536	232,622	237,289	242,947
Real estate 1-4 family junior lien mortgage (1)	103,800	103,708	104,538	107,024	109,748
Credit card	22,525	24,003	23,597	23,069	22,815
Other revolving credit and installment (1)	89,463	89,058	90,027	90,654	91,252

Total consumer	456,316	446,305	450,784	458,036	466,762

Foreign	28,289	29,398	30,282	30,094	31,468

Total loans (net of unearned income) (2)	$781,430	782,770	799,952	821,614	843,579

(1)	Loans at March 31, 2010, include the following assets of certain variable interest entities (VIEs) that were consolidated due to the adoption of FAS 167: Commercial, $3.8 billion; Real estate mortgage, $77 million; Real estate 1-4 family first mortgage, $14.5 billion; Real estate 1-4 family junior lien mortgage, $3.0 billion; and Other revolving credit and installment, $1.9 billion.

(2)	Includes $49.5 billion, $51.7 billion, $54.3 billion, $55.2 billion and $58.2 billion of purchased credit-impaired (PCI) loans at March 31, 2010, and December 31, September 30, June 30 and March 31, 2009, respectively. See table on page 30 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$4,273	4,397	4,540	2,910	1,696
Real estate mortgage (1)	4,757	3,984	2,856	2,343	1,324
Real estate construction	2,915	3,025	2,711	2,210	1,371
Lease financing	185	171	157	130	114

Total commercial and commercial real estate	12,130	11,577	10,264	7,593	4,505

Consumer:
Real estate 1-4 family first mortgage (1)	12,347	10,100	8,132	6,000	4,218
Real estate 1-4 family junior lien mortgage (1)	2,355	2,263	1,985	1,652	1,418
Other revolving credit and installment (1)	334	332	344	327	300

Total consumer	15,036	12,695	10,461	7,979	5,936

Foreign	135	146	144	226	75

Total nonaccrual loans (2) (3)	27,301	24,418	20,869	15,798	10,516

As a percentage of total loans	3.49%	3.12	2.61	1.92	1.25
Foreclosed assets:
GNMA loans (4)	$1,111	960	840	932	768
Other (1)	2,970	2,199	1,687	1,592	1,294
Real estate and other nonaccrual investments (5)	118	62	55	20	34

Total nonaccrual loans and other nonperforming assets	$31,500	27,639	23,451	18,342	12,612

As a percentage of total loans	4.03%	3.53	2.93	2.23	1.50

(1)	Nonperforming assets at March 31, 2010, include the following assets of certain VIEs that were consolidated due to the adoption of FAS 167: Commercial real estate mortgage, $7 million; Real estate 1-4 family first mortgage, $821 million; Real estate 1-4 family junior lien mortgage, $79 million; Other revolving credit and installment, $2 million; and Other foreclosed assets, $95 million. See the “Changes in VIE Assets and Liabilities” on page 27 for additional information.

(2)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(3)	Excludes loans acquired from Wachovia that are accounted for as PCI loans.

(4)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(5)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
At the time of acquisition, certain loans acquired from Wachovia had evidence of credit deterioration since origination and it was considered probable that we would not collect all contractually required principal and interest payments (referred to as “purchased credit-impaired” (PCI) loans). Such loans are accounted for under ASC 310-30, Receivables (American Institute of Certified Public Accountants Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer). These accounting provisions require that acquired loans be recorded at fair value at the acquisition date and prohibits carryover of the related allowance for loan losses. The difference between contractually required payments and cash flows expected to be collected is referred to as the nonaccretable difference. The difference between the cash flows expected to be collected and the fair value is referred to as the accretable yield.
Because PCI loans were written down in purchase accounting to an amount estimated to be collectible, such loans are not classified as nonaccrual even though they may be contractually past due. Also, losses on such loans are charged against the nonaccretable difference established in purchase accounting and, as such, are not reported as charge-offs.
As a result of the application of ASC 310-30 to credit-impaired Wachovia loans, certain ratios of the combined company cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	March 31, 2010			December 31, 2009
		All			All
	PCI	other		PCI	other
(in millions)	loans	loans	Total	loans	loans	Total

Commercial and commercial real estate:
Commercial	$1,431	149,156	150,587	$1,911	156,441	158,352
Real estate mortgage	5,252	99,262	104,514	5,631	99,167	104,798
Real estate construction	3,538	24,299	27,837	3,713	25,994	29,707
Lease financing	—	13,887	13,887	—	14,210	14,210

Total commercial and commercial real estate	10,221	286,604	296,825	11,255	295,812	307,067

Consumer:
Real estate 1-4 family first mortgage	37,378	203,150	240,528	38,386	191,150	229,536
Real estate 1-4 family junior lien mortgage	315	103,485	103,800	331	103,377	103,708
Credit card	—	22,525	22,525	—	24,003	24,003
Other revolving credit and installment	—	89,463	89,463	—	89,058	89,058

Total consumer	37,693	418,623	456,316	38,717	407,588	446,305

Foreign	1,593	26,696	28,289	1,733	27,665	29,398

Total loans	$49,507	731,923	781,430	$51,705	731,065	782,770

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. The following table provides an analysis of changes in the nonaccretable difference related to principal that is not expected to be collected.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$(10,410)	(26,485)	(4,069)	(40,964)

Release of nonaccretable difference due to:
Loans resolved by payment in full (1)	330	-	-	330
Loans resolved by sales to third parties (2)	86	-	85	171
Reclassification to accretable yield for loans with improving cash flow (3)	138	27	276	441
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	4,853	10,218	2,086	17,157

Balance at December 31, 2009	$(5,003)	(16,240)	(1,622)	(22,865)

Release of nonaccretable difference due to:
Loans resolved by payment in full (1)	146	-	-	146
Loans resolved by sales to third parties (2)	36	-	-	36
Reclassification to accretable yield for loans with improving cash flow (3)	92	549	27	668
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	728	1,177	183	2,088

Balance at March 31, 2010	$(4,001)	(14,514)	(1,412)	(19,927)

(1)	Release of the nonaccretable difference for payments in full increases interest income in the period of payment. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference for increased cash flow estimates to the accretable yield will result in increasing income and thus the rate of return realized. Amounts reclassified to accretable yield are expected to be probable of realization.

(4)	Write-downs to net realizable value of PCI loans are charged to the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the initial fair value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated life of the PCI loans using the effective yield method. The accretable yield will change due to:
1)	estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;

2)	estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

3)	indices for PCI loans with variable rates of interest.
For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time. The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Total, December 31, 2008 (refined)	$(10,447)
Accretion	2,606
Reclassification from nonaccretable difference for loans with improving cash flows	(441)
Changes in expected cash flows that do not affect nonaccretable difference (1)	(6,277)

Total, December 31, 2009	(14,559)
Accretion	686
Reclassification from nonaccretable difference for loans with improving cash flows	(668)
Changes in expected cash flows that do not affect nonaccretable difference (1)	(1,262)

Total, March 31, 2010	$(15,803)

(1)	Represents changes in interest cash flows due to the impact of modifications incorporated into the quarterly assessment of expected future cash flows and/or changes in interest rates on variable rate PCI loans.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$—	—	—	—
Provision for losses due to credit deterioration	850	—	3	853
Charge-offs	(520)	—	—	(520)

Balance at December 31, 2009	330	—	3	333
Provision for losses due to credit deterioration	152	—	13	165
Charge-offs	(251)	—	—	(251)

Balance at March 31, 2010	$231	—	16	247

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	PCI loans				All other loans
				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance	ratio (2)	value (3)	value	balance	ratio (2)	value (3)

March 31, 2010

California	$36,113	135%	$24,447	91%	$23,285	88%	$22,953
Florida	5,594	142	3,169	80	4,942	106	4,776
New Jersey	1,621	99	1,249	76	2,829	81	2,818
Texas	428	82	379	72	1,908	66	1,913
Washington	618	102	531	87	1,409	84	1,398
Other states	8,967	115	6,398	81	13,064	87	12,907

Total Pick-a-Pay loans	$53,341		$36,173		$47,437		$46,765

December 31, 2009

California	$37,341	141%	$25,022	94%	$23,795	93%	$23,626
Florida	5,751	139	3,199	77	5,046	104	4,942
New Jersey	1,646	101	1,269	77	2,914	82	2,912
Texas	442	82	399	74	1,967	66	1,973
Washington	633	103	543	88	1,439	84	1,435
Other states	9,283	116	6,597	82	13,401	87	13,321

Total Pick-a-Pay loans	$55,096		$37,029		$48,562		$48,209

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2010. The December 31, 2009 table has been revised to conform to the 2010 presentation of top five states.

(2)	The current loan-to-value (LTV) ratio is calculated as the unpaid principal balance plus the unpaid principal balance of any equity lines of credit that share common collateral divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(3)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for PCI loans, are the nonaccretable difference and the accretable yield, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Loss rate (annualized)
	Outstanding balances		or more past due		Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,
(in millions)	2010	2009	2010	2009	2010	2009

Core portfolio (2)
California	$29,335	30,264	3.88%	4.12	6.56	6.12
Florida	12,923	12,038	5.11	5.48	7.14	6.98
New Jersey	9,033	8,379	2.53	2.50	2.31	1.51
Virginia	6,023	5,855	2.10	1.91	2.34	1.13
Pennsylvania	5,629	5,051	1.90	2.03	1.34	1.81
Other	54,491	53,811	2.76	2.85	3.34	3.04

Total	117,434	115,398	3.21	3.35	4.34	3.90

Liquidating portfolio
California	3,022	3,205	8.12	8.78	17.18	17.94
Florida	386	408	9.22	9.45	17.10	19.53
Arizona	180	193	9.70	10.46	21.33	19.29
Texas	148	154	1.96	1.94	2.98	2.40
Minnesota	104	108	4.44	4.15	9.36	7.53
Other	4,179	4,361	4.65	5.06	8.55	7.33

Total	8,019	8,429	6.24	6.74	12.43	12.16

Total core and liquidating portfolios	$125,453	123,827	3.40	3.58	4.86	4.48

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate from all groups, excluding PCI loans.

(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $1.8 billion at March 31, 2010, and December 31, 2009.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Balance, beginning of quarter	$25,031	24,528	23,530	22,846	21,711

Provision for credit losses	5,330	5,913	6,111	5,086	4,558
Adjustment for passage of time on certain impaired loans (1)	(74)	-	-	-	-

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(767)	(1,028)	(986)	(755)	(596)
Real estate mortgage	(337)	(360)	(215)	(152)	(31)
Real estate construction	(349)	(380)	(254)	(236)	(105)
Lease financing	(34)	(56)	(88)	(65)	(20)

Total commercial and commercial real estate	(1,487)	(1,824)	(1,543)	(1,208)	(752)

Consumer:
Real estate 1-4 family first mortgage	(1,397)	(1,089)	(1,015)	(790)	(424)
Real estate 1-4 family junior lien mortgage	(1,496)	(1,384)	(1,340)	(1,215)	(873)
Credit card	(696)	(683)	(691)	(712)	(622)
Other revolving credit and installment	(750)	(861)	(860)	(802)	(900)

Total consumer	(4,339)	(4,017)	(3,906)	(3,519)	(2,819)

Foreign	(47)	(56)	(71)	(56)	(54)

Total loan charge-offs	(5,873)	(5,897)	(5,520)	(4,783)	(3,625)

Loan recoveries:
Commercial and commercial real estate:
Commercial	117	101	62	51	40
Real estate mortgage	10	11	6	6	10
Real estate construction	11	5	5	4	2
Lease financing	5	7	6	4	3

Total commercial and commercial real estate	143	124	79	65	55

Consumer:
Real estate 1-4 family first mortgage	86	71	49	32	33
Real estate 1-4 family junior lien mortgage	47	55	49	44	26
Credit card	53	49	43	48	40
Other revolving credit and installment	203	175	178	198	204

Total consumer	389	350	319	322	303

Foreign	11	10	11	10	9

Total loan recoveries	543	484	409	397	367

Net loan charge-offs	(5,330)	(5,413)	(5,111)	(4,386)	(3,258)

Allowances related to business combinations/other	699	3	(2)	(16)	(165)

Balance, end of quarter	$25,656	25,031	24,528	23,530	22,846

Components:
Allowance for loan losses	$25,123	24,516	24,028	23,035	22,281
Reserve for unfunded credit commitments	533	515	500	495	565

Allowance for credit losses	$25,656	25,031	24,528	23,530	22,846

Net loan charge-offs (annualized) as a percentage of average total loans	2.71%	2.71	2.50	2.11	1.54
Allowance for loan losses as a percentage of:
Total loans	3.22	3.13	3.00	2.80	2.64
Nonaccrual loans	92	100	115	146	212
Nonaccrual loans and other nonperforming assets	80	89	102	126	177
Allowance for credit losses as a percentage of:
Total loans	3.28	3.20	3.07	2.86	2.71
Nonaccrual loans	94	103	118	149	217
Nonaccrual loans and other nonperforming assets	81	91	105	128	181

(1)	Certain impaired loans have a valuation allowance determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans reduces with the passage of time and that reduction is recognized as interest income.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended March 31,
(in millions)	2010	2009

Balance, beginning of quarter (1)	$114,359	102,316
Cumulative effect from change in accounting for VIEs (2)	183	-
Wells Fargo net income	2,547	3,045
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	5	(18)
Investment securities (3):
Unrealized losses related to factors other than credit	(39)	(210)
All other	1,023	3,473
Derivative instruments and hedging activities	73	(16)
Defined benefit pension plans	16	69
Common stock issued	464	524
Common stock repurchased	(38)	(54)
Preferred stock discount accretion	-	98
Preferred stock released to ESOP	209	19
Common stock dividends	(260)	(1,443)
Preferred stock dividends, accretion and other	(175)	(661)
Noncontrolling interests and other, net	(213)	(85)

Balance, end of quarter	$118,154	107,057

(1)	The impact of adopting new accounting provisions for recording other-than-temporary impairment on debt securities as prescribed in ASC 320-10, Investments – Debt and Equity Securities (FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), was to increase the 2009 beginning balance of retained earnings and reduce the 2009 beginning balance of other comprehensive income by $85 million ($53 million after tax).

(2)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009 – 17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.

(3)	On March 31, 2009, we early adopted new fair value measurement provisions contained in ASC 820-10, Fair Value Measurements and Disclosures (FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This guidance addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, ASC 820-10 permits use of other inputs in estimating fair value that may include pricing models.

Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY (1)

		Quarter ended
		Mar. 31,	Dec. 31,
(in billions)		2010	2009

Total equity		$118.1	114.4
Less: Noncontrolling interests		(2.0)	(2.6)

Total Wells Fargo stockholders’ equity		116.1	111.8

Less: Preferred equity		(8.1)	(8.1)
Goodwill and intangible assets (other than MSRs)		(37.2)	(37.7)
Applicable deferred tax assets		5.2	5.3
Deferred tax asset limitation		-	(1.0)
MSRs over specified limitations		(1.5)	(1.6)
Cumulative other comprehensive income		(4.1)	(3.0)
Other		(0.3)	(0.2)

Tier 1 common equity	(A)	$70.1	65.5

Total risk-weighted assets (2)	(B)	$987.7	1,013.6

Tier 1 common equity to total risk-weighted assets	(A)/(B)	7.10%	6.46

(1)	Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the Supervisory Capital Assessment Program, to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s March 31, 2010, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $817.0 billion and derivative and off-balance sheet risk-weighted assets of $170.7 billion.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS(1)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(income/expense in millions, average balances in billions)	2010	2009	2009	2009	2009

COMMUNITY BANKING
Net interest income (2)	$8,307	8,537	8,841	8,953	8,667
Provision for credit losses	4,530	4,952	4,635	4,303	4,020
Noninterest income	5,755	7,043	6,709	6,285	5,727
Noninterest expense	7,230	7,676	7,034	7,922	7,410

Income before income tax expense	2,302	2,952	3,881	3,013	2,964
Income tax expense	799	605	1,089	849	957

Net income before noncontrolling interests	1,503	2,347	2,792	2,164	2,007
Less: Net income from noncontrolling interests	48	150	56	73	61

Segment net income	$1,455	2,197	2,736	2,091	1,946

Average loans	$555.2	543.8	553.2	565.8	567.8
Average assets	784.9	800.8	804.9	824.0	810.8
Average core deposits	532.2	542.8	550.2	565.6	555.0

WHOLESALE BANKING
Net interest income (2)	$2,500	2,681	2,535	2,460	2,343
Provision for credit losses	799	955	1,368	738	543
Noninterest income	2,825	2,574	2,399	2,775	2,550
Noninterest expense	2,660	2,703	2,647	2,802	2,533

Income before income tax expense	1,866	1,597	919	1,695	1,817
Income tax expense	666	578	322	619	641

Net income before noncontrolling interests	1,200	1,019	597	1,076	1,176
Less: Net income from noncontrolling interests	3	11	3	7	5

Segment net income	$1,197	1,008	594	1,069	1,171

Average loans	$232.2	238.5	247.0	258.4	278.2
Average assets	361.4	362.5	368.4	377.7	408.5
Average core deposits	160.9	162.4	146.8	137.4	139.6

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$664	549	580	637	641
Provision for credit losses	63	93	233	111	23
Noninterest income	2,246	2,105	2,188	2,187	1,878
Noninterest expense	2,390	2,558	2,333	2,300	2,235

Income before income tax expense (benefit)	457	3	202	413	261
Income tax expense (benefit)	173	(10)	69	158	107

Net income before noncontrolling interests	284	13	133	255	154
Less: Net income (loss) from noncontrolling interests	2	29	22	(3)	(22)

Segment net income (loss)	$282	(16)	111	258	176

Average loans	$43.8	44.8	45.4	46.0	46.6
Average assets	137.8	137.7	129.8	127.0	117.1
Average core deposits	121.1	124.1	116.3	113.5	102.8

OTHER (3)
Net interest income (2)	$(324)	(267)	(272)	(286)	(275)
Provision for credit losses	(62)	(87)	(125)	(66)	(28)
Noninterest income	(525)	(526)	(514)	(504)	(514)
Noninterest expense	(163)	(116)	(330)	(327)	(360)

Loss before income tax benefit	(624)	(590)	(331)	(397)	(401)
Income tax benefit	(237)	(224)	(125)	(151)	(153)

Net loss before noncontrolling interests	(387)	(366)	(206)	(246)	(248)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(387)	(366)	(206)	(246)	(248)

Average loans	$(33.8)	(34.7)	(35.4)	(36.3)	(37.0)
Average assets	(58.0)	(61.5)	(57.0)	(53.8)	(46.7)
Average core deposits	(55.0)	(58.5)	(54.0)	(50.8)	(43.5)

CONSOLIDATED COMPANY
Net interest income (2)	$11,147	11,500	11,684	11,764	11,376
Provision for credit losses	5,330	5,913	6,111	5,086	4,558
Noninterest income	10,301	11,196	10,782	10,743	9,641
Noninterest expense	12,117	12,821	11,684	12,697	11,818

Income before income tax expense	4,001	3,962	4,671	4,724	4,641
Income tax expense	1,401	949	1,355	1,475	1,552

Net income before noncontrolling interests	2,600	3,013	3,316	3,249	3,089
Less: Net income from noncontrolling interests	53	190	81	77	44

Wells Fargo net income	$2,547	2,823	3,235	3,172	3,045

Average loans	$797.4	792.4	810.2	833.9	855.6
Average assets	1,226.1	1,239.5	1,246.1	1,274.9	1,289.7
Average core deposits	759.2	770.8	759.3	765.7	753.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. Prior periods have been revised to reflect both changes.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$16,004	14,500	15,690	12,391	14,714
Adjustments from adoption of ASU 2009-17 (FAS 167)	(118)	-	-	-	-
Acquired from Wachovia (1)	-	-	-	-	34
Servicing from securitizations or asset transfers	1,054	1,181	1,517	2,081	1,447

Net additions	936	1,181	1,517	2,081	1,481

Changes in fair value:
Due to changes in valuation model inputs or assumptions (2)	(777)	1,052	(2,078)	2,316	(2,824)
Other changes in fair value (3)	(619)	(729)	(629)	(1,098)	(980)

Total changes in fair value	(1,396)	323	(2,707)	1,218	(3,804)

Fair value, end of quarter	$15,544	16,004	14,500	15,690	12,391

(1)	First quarter 2009 results reflect refinements to initial purchase accounting adjustments.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Amortized MSRs:
Balance, beginning of quarter	$1,119	1,162	1,205	1,257	1,446
Adjustments from adoption of ASU 2009-17 (FAS 167)	(5)	-	-	-	-
Purchases	1	1	-	6	4
Acquired from Wachovia (1)	-	-	-	(8)	(127)
Servicing from securitizations or asset transfers	11	18	21	18	4
Amortization	(57)	(62)	(64)	(68)	(70)

Balance, end of quarter (2)	$1,069	1,119	1,162	1,205	1,257

Fair value of amortized MSRs:
Beginning of quarter	$1,261	1,277	1,311	1,392	1,555
End of quarter	1,283	1,261	1,277	1,311	1,392

(1)	2009 periods reflect refinements to initial purchase accounting adjustments.

(2)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2010	2009	2009	2009	2009

Servicing income, net:
Servicing fees (1)	$1,053	1,059	1,085	951	1,081
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(777)	1,052	(2,078)	2,316	(2,824)
Other changes in fair value (3)	(619)	(729)	(629)	(1,098)	(980)

Total changes in fair value of residential MSRs	(1,396)	323	(2,707)	1,218	(3,804)
Amortization	(57)	(62)	(64)	(68)	(70)
Net derivative gains (losses) from economic hedges (4)	1,766	830	3,605	(1,285)	3,699

Total servicing income, net	$1,366	2,150	1,919	816	906

Market-related valuation changes to MSRs and economic hedges (2)+(4)	$989	1,882	1,527	1,031	875

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues. 2009 amounts have been revised to conform to current presentation.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2010	2009	2009	2009	2009

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,417	1,422	1,419	1,394	1,379
Owned loans serviced	371	364	365	377	377
Subservicing	10	10	11	12	13

Total residential servicing	1,798	1,796	1,795	1,783	1,769

Commercial mortgage servicing:
Serviced for others	449	454	458	470	474
Owned loans serviced	105	105	103	104	105
Subservicing	10	10	10	10	10

Total commercial servicing	564	569	571	584	589

Total managed servicing portfolio	$2,362	2,365	2,366	2,367	2,358

Total serviced for others	$1,866	1,876	1,877	1,864	1,853
Ratio of MSRs to related loans serviced for others	0.89%	0.91	0.83	0.91	0.74
Weighted-average note rate (mortgage loans serviced for others)	5.59	5.66	5.72	5.74	5.83

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2010	2009	2009	2009	2009

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$125	144	123	194	190
Refinances as a percentage of applications	61%	72	62	73	82
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$59	57	62	90	100

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2010	2009	2009	2009	2009

Residential Real Estate Originations:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$43	51	50	71	51
Correspondent/Wholesale	32	42	45	57	49
Other (1)	1	1	1	1	1

Total quarter-to-date	$76	94	96	129	101

Total year-to-date	$76	420	326	230	101

(1)	Consists of home equity loans and lines and Wells Fargo Financial.
CHANGES IN RESERVE FOR MORTGAGE LOAN REPURCHASE LOSSES

	Quarter ended	Year ended
	Mar. 31,	Dec. 31,
(in millions)	2010	2009

Balance, beginning of period	$1,033	620	(1)
Additions:
Loan sales	44	302
Change in estimate - primarily due to credit deterioration	358	625

Total additions	402	927
Losses	(172)	(514)

Balance, end of period	$1,263	1,033

(1)	Reflects purchase accounting refinements.